                                                                   EXHIBIT 10.21

[HOMESIDE LENDING, INC. LOGO]


                      CORRESPONDENT LOAN PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into this 16th day of May, 1996 by and between HOMESIDE LENDING, INC., a corporation organized and existing under the laws of the State of Florida, having its principal office and place of business at 7301 Baymeadows Way, Jacksonville, Florida 32256 (herein after referred to as "Purchaser") and the subsidiaries of Barnett Banks, Inc. which have signed below (hereinafter referred to as "Seller").

                                   WITNESSETH:

         WHEREAS, Purchaser in the conduct of its business as a mortgage company, desires to have Seller perform, and Seller desires to perform, the service of loan origination for the purpose of sale to Purchaser;

         WHEREAS, Seller is not an agent of Purchaser, but desires to sell residential mortgage loans to Purchaser;

         WHEREAS, the parties agree that all future purchases of loans by Purchaser from Seller shall be governed by the terms of this Agreement and the Amendment attached hereto as Exhibit A, which is incorporated herein by reference, unless agreed by the parties in writing before or at the time such purchases are made;

         NOW, THEREFORE, in consideration of the mutual covenants and stipulations set forth herein, the parties agree as follows:

 1.      Loans Eligible for Purchase

         Seller can offer for sale to Purchaser closed VA, FHA or conventional loans which are current and have experienced no delinquencies as to the payments of principal, interest, taxes and insurance escrows. All loans are to be approved and closed in Seller's or Seller's approved correspondent name according to standard agency regulations, private investor requirements and/or any particular conditions pertaining case-by-case to loan commitments issued by Purchaser, private mortgage insurance issuers, FHA or VA.

2.       Pricing

         Seller may close loans through the price protected best efforts flow program offered through Purchaser, or may offer closed loans for sale to Purchaser. Should Seller choose to originate loans through the flow program offered by Purchaser, then Seller shall be bound by the guidelines for those loans as put forth in the Correspondent Operations Manual and incorporated and made a part of this Agreement.

         Should Seller choose to sell closed loans other than through the flow program, then Seller shall be bound by the Modification Agreements and applicable Assignment of Trade or Mandatory Commitment Agreements.
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CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 2
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3.       Payment for Loans

         Upon the receipt and approval by Purchaser of the initial documents specified in the Correspondent Operations Manual, or Purchase Commitment Letter, and upon approval of same by Purchaser, Purchaser will transfer funds to the Seller, or Sellers designated Warehouse Bank. Interest accruing on loans purchased by Purchaser shall inure to the benefit of Purchaser beginning on the date of purchase.

4.       Delivery of Documents

         Seller shall deliver the closed loan package (as described in the Correspondent Operations Manual) in correct and fundable fashion on or before the fifteenth day from disbursement, or buyprice commitment expiration date, whichever comes first or the loan shall be subject to repricing at Purchaser's option as outlined in Purchasers Buyprice Policy. Purchaser reserves the right to refuse purchase should any loans be delivered beyond the buyprice commitment expiration.

         From the date of the closing of the loan(s) by Seller, Seller shall have one hundred twenty (120) days in which to do all acts necessary to perfect title to the mortgage in Purchaser's name, and shall sell, assign and deliver on a flow basis to Purchaser the required supporting original documentation and photocopies as set forth in the Correspondent Operations Manual or Purchase Commitment Letter, all subject to the approval of Purchaser as to the proper form and execution.

         Should Seller fail to satisfy the requirements for document delivery within the allowed one hundred twenty (120) days from the loan closing, on any given loan purchased, Seller shall be required to repurchase said loan as set forth in Paragraph 10 provided, however, it is agreed between the parties that no repurchase will be required for failure of document delivery unless GNMA, FNMA, FHLMC or private investor requires Purchaser to repurchase said loan. In such event, Seller shall obtain outstanding document(s) or repurchase said loan(s) within the time frame allowed for repurchase by GNMA, FNMA, FHLMC or private investor.

         Notwithstanding the foregoing, in the event any documents remain outstanding in excess of one hundred twenty (120) days from loan closing by Seller, the Purchaser at its sole option shall have the right to extend the delivery deadline for 60 days by assessing a penalty for the outstanding document(s) of $100 per month per loan, in addition to any costs incurred by Purchaser to obtain such documents.

         On government loans which are not cured and require Purchaser to issue a Letter of Credit due to agency/investor requirements, Seller will be responsible for all costs incurred by the Purchaser to obtain said Letter of Credit until the pool is finally certified.

         Purchaser also reserves the right to withhold servicing released premiums on loans not yet funded should documents within Seller's control, as determined by Purchaser, remain
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CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 3
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         outstanding in excess of 270 days from loan closing. These premiums will be refunded upon compliance with delivery requirements outlined in
         Section 4, above.

5.       Warranties as to Loan Documentation

         Seller represents and warrants as to each mortgage offered for sale under this Agreement that:

         5.1 In the event the mortgage was serviced by Seller prior to purchase by Purchaser, Seller warrants the loan was serviced in accordance to all applicable federal, state and local regulatory requirements.

         5.2 The mortgage has been duly executed by the mortgagor, acknowledged and has been/will be recorded, is valid, and is a first lien on the real property held in fee simple.

         5.3 Seller is the sole owner of the mortgage and has authority to sell, transfer and assign the same on the terms herein set forth; and there has been no assignment, sale or hypothecation thereof by Seller and that the sale is free and clear of claims or encumbrances of any type.

         5.4 The full principal amount of the mortgage has been advanced to the mortgagor, either by payment direct to him or by payment made on his request or approval; the unpaid principal balance is as stated; all costs, fees and expenses incurred in making, closing and recording the mortgage have been paid; no part of the mortgaged property has been released from the lien of the mortgage; the terms of the mortgage have in no way been changed or modified, and the mortgage is current and not in default.

         5.5 Each mortgage which Seller represents is so insured or guaranteed or will be insured or guaranteed within the time provisions as set forth in Paragraph 4.

         5.6 All conditions as to the validity of the insurance or guaranty as required by the National Housing Act of 1934, as amended, and the rules and regulations thereunder, or as required by the Servicemen's Readjustment Act of 1944, as amended, and the rules and regulations thereunder, or by the Purchasers approved mortgage insurance companies, have been properly satisfied, and said insurance or guaranty is valid and enforceable.

         5.7 All applicable Federal, State and Local Laws, rules and regulations have been complied with, including but not limited to the Real Estate Settlement and Procedures Act, Usury Laws, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Privacy Act of 1974, the Financial Institution Reform, Recovery and Enforcement Act, the Federal Emergency Management Act, and the Federal Truth in Lending Act. Seller fully indemnifies Purchaser
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CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 4

                  against any and all claims, demands and/or actions relating to any alleged violation of such laws, rules and regulations.

         5.8 There is in force a paid-up ALTA title insurance policy (or acceptable substitute where ALTA policies are not available) on the mortgage issued by an accredited title company approved by Purchaser in an amount at least equal to the outstanding principal balance of the mortgage. Such policy shall be assignable to Purchaser.

         5.9 With regard to tax payments, Seller shall have two (2) options:

                  1) Provide evidence in the loan package (as described in the Correspondent Operations Manual) that all taxes due as of date of delivery to Purchaser and for thirty (30) days thereafter are paid.

                  2) For taxes due within thirty (30) days following delivery, Seller may choose to leave the responsibility to Purchaser to obtain the tax bill and to disburse the tax payment including any penalties and interest, if applicable. For this service, Seller agrees to have Purchaser net from the loan sale proceeds a percentage of the estimated tax as it appears on the Tax Information Sheet (Purchaser Form G245) and specific to the location of the tax payee as identified in Purchaser's Correspondent Operations Manual. Such fee shall cover the risk of incurring penalties and/or interest and administrative effort on behalf of the Purchaser to ensure taxes are paid. Indication that the Seller exercises this option shall be evident in the loan package by the absence of a tax receipt or other certification of tax payment.

                           "Due" shall mean, for purposes of this section, the first date a tax penalty is incurred or identifiable discount is lost.

         5.10 There is in force for such loan a hazard insurance policy and flood insurance coverage, in conformance with the Federal Emergency Management Act, if necessary or required by survey, in an amount at least equal to the outstanding principal balance of the mortgage or to the full insurable replacement value of the improvements, whichever is less, such policy containing a mortgagee clause, and containing suitable provisions for payment on all present and future mortgages on such premises in order of precedence.

         5.11 The assignment of the mortgage from Seller to Purchaser is valid and sufficient.

         5.12 All documents submitted are genuine, and all documents presented by Seller to Purchaser requiring Mortgagor(s) signatures do, in fact, bear genuine signatures of the Mortgagor(s). There are no defects in the loans offered to Purchaser and all loans presented for purchase are in all respects what they purport to be.
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CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 5
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         5.13     All loans have been originated in an ethical manner in
                  accordance with Purchaser's published Code of Ethics as outlined in the Correspondent Loan Purchase Agreement.


6.       Underwriting; Private Mortgage Insurance; Appraisals

         Private mortgage insurance issuers shall be selected by Purchaser and shall be at its sole discretion. All conventional loans originated by Seller shall be submitted for underwriting review by Purchaser or Purchaser's Designee before closing and/or prior to purchase. All appraisers shall be FHA or VA approved, in the case of government loans, or in the case of conventional loans must conform to guidelines as established pursuant to Financial Institution Reform, Recovery and Enforcement Act and Regulators promulgated thereunder which apply to the Seller and/or Purchaser.

7.       Completion Escrows

         Loans with Completion Escrows for exterior, weather related repairs will only be purchased subject to the requirements as outlined in the Correspondent Operations Manual. Failure to satisfy all escrow completion items within 60 days of closing shall require Seller to repurchase said loan(s) as set forth in paragraph 10. Weather related extensions may be granted upon prior approval by Purchaser.

8.       Waiver of Escrows

         Loans which do not have escrows for taxes and insurance will be paid a reduced servicing released premium per the Purchaser premium schedule. Seller will refund to Purchaser the escrow premium discount on loans purchased with escrows that are subsequently released upon request or demand by the borrower within six months of date of purchase by Purchaser.

9.       Quality Control

         All loans originated by Seller and purchased by Purchaser shall be subject to Purchaser's quality control and audit procedures which will include, but will not be limited to, independent verifications of loan, property and credit information. Seller grants to Purchaser the right for an on-site review and audit of Seller's loan policies, procedures and records to be performed by Purchaser's quality control staff or similarly assigned personnel. Seller will provide Internal Quality Control reports to Purchaser upon Purchaser's request.

CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 6

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10.      Repurchase of Loans

         Seller agrees to repurchase any loan sold to Purchaser which becomes 60 days or more delinquent in the first six months, beginning with the first payment due Purchaser, and/or becomes eligible for repurchase from GNMA, FNMA, FHLMC or private investor.

         Purchaser shall have the sole option to repurchase a loan from GNMA, FNMA, FHLMC or private investor in accordance with said investor guidelines; and in such event of repurchase Seller shall be required to repurchase the loan from Purchaser.

         Seller agrees to repurchase any loan sold to Purchaser at any time during the life of the loan upon the occurrence of any of the following events:

         (a) Seller makes any misstatement of material fact relating to or arising out of any loan or other transaction under this agreement;

         (b) Seller fails to obtain the FHA insurance, VA guaranty, or if applicable, Private Mortgage Insurance; or such insurance or guaranty lapses as a result of any act or failure to act by Seller or Mortgagor;

         (c) Seller fails to satisfy the document delivery requirements under Paragraph 4 of this Agreement;

         (d) Purchaser is required to repurchase any loan sold to GNMA, FNMA, FHLMC or any other investor;

         (e) Seller breaches any warranties or fails to satisfy any of its obligations under this Agreement;

         (f) Any material third party fraud or misrepresentation which is determined to exist. This includes, but is not limited to, any misrepresentation of income, funds on deposit, or employment.

         Loans shall be repurchased at par or Purchaser's buyprice, whichever is higher, plus any additional accrued interest and cost incurred by Purchaser for action taken, including any servicing release fee that has been paid by Purchaser. Seller agrees to repurchase any loan sold to Purchaser by the expiration date shown in the repurchase request. Without limiting any of the Seller's other rights hereunder, failure to comply will result in Seller being suspended from future sales until resolved.

11.      Solicitation for Refinance

         Seller agrees that neither Seller nor any employee, agent, or contractor of Seller, shall solicit for mortgage refinance any mortgage loan which is or could be construed to be subject to a Commitment or to this Agreement. Loans sold to Purchaser cannot be

CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 7


         solicited by Seller, Sellers employee, agent or contractor for refinance for a period of 12 months from the date the loan is purchased by Purchaser. Borrowers requesting a refinance from Seller within 12 month period must be referred to Purchaser. In the event Seller breaches this covenant, Seller shall pay to Purchaser within two days of Seller's receipt of notice from Purchaser an amount equal to 2% of the then outstanding principal balance of the loan.

12.      Mandatory Delivery

         Seller agrees that delivery of loans committed to Purchaser is mandatory on each loan that closes and has been committed for sale to the Purchaser. Excessive fallout may result in Seller's suspension from Purchaser's best efforts flow program.

13.      Financial Statements

         Seller shall provide audited financial statements to Purchaser as of the date of this Agreement and annually thereafter based on Seller's fiscal year-end. In it's sole discretion, Purchaser may require Seller to provide interim financial statements on a more frequent basis. Purchaser shall provide financial statements to Seller upon request.

14.      Duration

         This Agreement will become effective on the date executed and shall continue in full force and effect and shall govern all transactions between the parties hereto, until termination in accordance with the terms set forth in Section 15.

15.      Termination

         Either party shall have the privilege, without cause, to cancel and annul this Agreement (including all addendum's and modifications) at any time upon thirty (30) days written notice by registered mail, or personal delivery of notice, to the other party.

         Termination of this Agreement, shall not affect the Seller's obligations with respect to loans sold, commitments issued, or indemnification agreements signed before the date of such termination. Should this Agreement be terminated with cause, Purchaser shall also have the right to terminate any commitments issued before the date of such termination. Termination without cause will not affect the parties responsibilities with respect to loans already sold under this Agreement.

16.      Seller's Qualification to do Business

         Seller warrants and certifies that it is in good standing, licensed and qualified to do business by all appropriate agencies (i.e., HUD, VA, FNMA, etc.) and in each jurisdiction

CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 8
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         in which it operates and in which the mortgages sold under this
         Agreement have been originated.

17.      Receipt of Information by Seller

         Seller agrees that any information provided by Purchaser to Seller after the loan is purchased is for the internal use of Seller only. Seller agrees to indemnify Purchaser and hold Purchaser harmless from any misuse by Seller of the information provided, and/or any action taken by Seller after receipt of such information, which results in a violation of any federal, state, or local laws or regulations. This includes, but is not limited to, violation of the Fair Credit Reporting Act and the Fair Debt Collection Practices Act.

18.      Survival of Warranties

         Seller agrees that all warranties and obligations under this Agreement are perpetual and shall survive the termination of the Agreement.

19.      Assignment

         It is hereby agreed by the parties that there will be no assignment or transfer of this Agreement, nor of any interest in this Agreement, as delegated of any duties under this Agreement.

20.      Law Governing

         It is mutually understood and agreed that this Agreement shall be governed by the laws of the state of Florida, both as to interpretation and performance.

21.      Entirety of Agreement

         This instrument embodies the entire agreement between the parties, and there are no promises, terms, conditions, or obligations other than those contained herein. This contract supersedes all previous communications, representations or agreements, either verbal or written between the parties hereto.

22.      Waiver

         Purchaser may, from time to time, at its option, waive any part of this Agreement. It is understood, however, that a waiver of any part of this Agreement as to any loan sold to Purchaser does not constitute a waiver of any other condition, or a waiver as to any other loan sold to Purchaser.

CORRESPONDENT LOAN PURCHASE AGREEMENT
Page 9
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23.      Incorporation of Correspondent Manual

         It is mutually understood and agreed that the Purchaser's Correspondent Operations Manual and all its terms and provisions are hereby included and incorporated into this Agreement. Purchaser reserves the right to modify and amend its manual from time to time, and all such amendments and modifications will become a part of this Agreement.

24.      Additional Guaranty of Performance

         Seller is a wholly-owned subsidiary of
         and said parent corporation does hereby guaranty the performance and undertakings of Seller. Said parent corporation specifically agrees to the jurisdictions of Florida courts if litigation is commenced and further specifically waives any objections based on jurisdictional matters and constitutional matters. The parent also agrees to service of process under the Florida long arm jurisdiction.

25.      Representation as to Agency

         It is hereby agreed that Seller is not an agent of Purchaser and Purchaser is not an agent of Seller.

26.      Modification

         There may be no modification of this Agreement, except in writing, executed with the same formalities as this instrument. However, the Correspondent Operations Manual may, from time to time, be revised, amended, or supplemented by Purchaser, and any such amendments will be binding upon the parties hereto and will be effective as of the effective date of such amendment. Purchaser will work with Seller to accommodate any pipeline loans which fall under Manual guidelines which were in effect prior to the revision or amendment.

27.      Litigation

         In the event litigation is commenced any part of this Agreement by either party, the prevailing party shall be entitled to recover all reasonable attorney fees plus costs and including cost and attorney fees if an appeal is taken.

IN WITNESS WHEREOF, the Purchaser and the Seller, as of the day first set forth above, have caused this instrument to be signed on their behalf by their duly authorized officers.

                                       HOMESIDE LENDING, INC.

                                       By: /s/ Hugh R. Harris
                                           ------------------------------------
                                             Hugh R. Harris
                                             President and Chief Operating
                                             Officer

                                                         Correspondent Agreement


Barnett Mortgage Company

By: /s/ Francis G. Seabrook
   -------------------------------
        Francis G. Seabrook
- ----------------------------------
(Print Name)

Title: Chairman, President and CEO
      ----------------------------

                                                         Correspondent Agreement


Barnett Residential Lending Corporation, to be known as Barnett Mortgage Company

By: /s/ Francis G. Seabrook
   -------------------------------
        Francis G. Seabrook
- ----------------------------------
(Print Name)

Title: Chairman, President and CEO
      ----------------------------

                                                         Correspondent Agreement


Barnett Bank of Alachua County, N.A.

By: /s/ Denise J. Freedman
   ------------------------
        Denise J. Freedman
- ---------------------------
(Print Name)

Title:  Vice President
      ---------------------

                                                         Correspondent Agreement


Barnett Bank of Broward County, N.A.

By: A. Blair Glenn
   ------------------------
    A. Blair Glenn
- ---------------------------
(Print Name)

Title: Senior Vice President
      ---------------------

                                                         Correspondent Agreement


Barnett Bank of Central Florida, N.A.

By: /s/ Glen K. Spears
   ------------------------
        Glen K. Spears
- ---------------------------
(Print Name)

Title:  SVP
      ---------------------
        Real Estate Manager

                                                         Correspondent Agreement


Barnett Bank of Highlands County

By: /s/ Mary Brown
   ------------------------------------------
        Mary Brown
- ---------------------------------------------
(Print Name)

Title: S.V.P./Residential Real Estate Manager
      ---------------------------------------

                                                         Correspondent Agreement


Barnett Bank of Jacksonville, N.A.

By: /s/ H. Wade Griffin
   ----------------------------
        H. Wade Griffin
- -------------------------------
(Print Name)

Title: SVP & Manager
      -------------------------

                                                         Correspondent Agreement


Barnett Bank of the Keys

By: /s/ Ruben Concepcion
   ------------------------------
        Ruben Concepcion
- ---------------------------------
(Print Name)

Title:  VP/Retail Loan Sales Mgr.
      ---------------------------

                                                         Correspondent Agreement


Barnett Bank of Lake County, N.A.

By: /s/ Eldon R. Irminger
   ---------------------------------------
        Eldon R. Irminger  S.V.P.
- ------------------------------------------
(Print Name)

Title:  RRE Mgr - Lake County
      ------------------------------------

                                                         Correspondent Agreement


Barnett Bank of Lake Okeechobee

By: /s/ Tabitha Wildes
   ----------------------------
        Tabitha Wildes
- -------------------------------
(Print Name)

Title: Vice President
      -------------------------

                                                         Correspondent Agreement


Barnett Bank of Lee County, N.A.

By: /s/ Don A. Schnell
   --------------------------------------
        Don A. Schnell
- -----------------------------------------
(Print Name)

Title: Vice President Residential Lending
      -----------------------------------
       Residential Lending Manager

                                                         Correspondent Agreement


Barnett Bank of (illegible) County, N.A.

By: /s/ Timothy J. Bazell
   -----------------------------
        Timothy J. Bazell
- --------------------------------
(Print Name)

Title:  V.P. Residential Lending
      --------------------------

                                                         Correspondent Agreement


Barnett Bank of Marion County, N.A.

By: /s/ Cynthia C. Jones
   -------------------------------
        Cynthia C. Jones
- ----------------------------------
(Print Name)

Title: Senior Vice President
      ----------------------------
       Residential Lending Manager

                                                         Correspondent Agreement


Barnett Bank of Martin County, N.A.

By: /s/ Nancy T. Harmon
   -------------------------
        Nancy T. Harmon
- ----------------------------
(Print Name)

Title: Senior Vice President
      ----------------------

                                                         Correspondent Agreement


Barnett Bank of Naples

By: /s/ John Clark
   ------------------------------------
        John Clark
- ---------------------------------------
(Print Name)

Title:  EVP, Director of Retail Banking
      ---------------------------------

                                                         Correspondent Agreement


Barnett Bank of Nassau County

By: /s/ Elaine C. Bowen
   ----------------------------
        Elaine C. Bowen
- -------------------------------
(Print Name)

Title:  V-P Residential Lending
      -------------------------

                                                         Correspondent Agreement


Barnett Bank of North Central Florida

By: /s/ Denise J. Freedman
   ------------------------
        Denise J. Freedman
- ---------------------------
(Print Name)

Title: Vice President
      ---------------------

                                                         Correspondent Agreement


Barnett Bank of Northwest Florida

By: /s/ Don O. Collins
   ------------------------------
        Don O. Collins
- ---------------------------------
(Print Name)

Title: Director of Retail Banking
      ---------------------------

                                                         Correspondent Agreement


Barnett Bank of Palm Beach County

By: /s/ Raymond E. Weeks
   --------------------------
        Raymond E. Weeks
- -----------------------------
(Print Name)

Title:  Senior Vice President
      -----------------------

                                                         Correspondent Agreement


Barnett Bank of (illegible) County

By: /s/ Roberto Cabrera
   ---------------------------
        Roberto Cabrera
- ------------------------------
(Print Name)

Title: EVP/Residential Manager
      ------------------------

                                                         Correspondent Agreement


Barnett Bank of (illegible) County

By: /s/ Roberto Cabrera
   ---------------------------
        Roberto Cabrera
- ------------------------------
(Print Name)

Title: EVP/Residential Manager
      ------------------------

                                                         Correspondent Agreement


Barnett Bank of Polk County

By: /s/ Shirley A. McClintock
   -------------------------------
        Shirley A. McClintock
- ----------------------------------
(Print Name)

Title: AVP - Sales Support Manager
      ----------------------------

                                                         Correspondent Agreement


Barnett Bank of South Florida, N.A.

By: /s/ E. Charles Rogers
   ---------------------------
        E. Charles Rogers
- ------------------------------
(Print Name)

Title: Executive Vice President
      -------------------------

                                                         Correspondent Agreement


Barnett Bank of Southwest Florida

By: /s/ John M. Smithman
   -----------------------------
        John M. Smithman
- --------------------------------
(Print Name)

Title:  Executive Vice President
      --------------------------

                                                         Correspondent Agreement


Barnett Bank of the St. James

By: /s/ Mandee D. McAloon
   --------------------------
        Mandee D. McAloon
- -----------------------------
(Print Name)

Title:  Senior Vice President
      -----------------------

                                                         Correspondent Agreement


Barnett Bank of the Suncoast, N.A.

By: /s/ James R. Stalvey
   -------------------------
        James R. Stalvey
- ----------------------------
(Print Name)

Title: Senior Vice President
      ----------------------

                                                         Correspondent Agreement


Barnett Bank of Tallahassee

By: /s/ John M. Harrison
   --------------------------
        John M. Harrison
- -----------------------------
(Print Name)

Title:  Senior Vice President
      -----------------------

                                                         Correspondent Agreement


Barnett Bank of Tampa

By: /s/ Stephan E. Krieger
   ------------------------
        Stephan E. Krieger
- ---------------------------
(Print Name)

Title:  SVP - Res. Mgr.
      ---------------------

                                                         Correspondent Agreement


Barnett Bank of the Treasure Coast

By: /s/ Robert Fleischmann
   ------------------------
        Robert Fleischmann
- ---------------------------
(Print Name)

Title:  Vice President
      ---------------------

                                                         Correspondent Agreement


Barnett Bank of Volusia County

By: /s/ Cynthia C. Jones
   --------------------------------
        Cynthia C. Jones
- -----------------------------------
(Print Name)

Title:  Executive Vice President
      -----------------------------
        Residential Lending Manager

                                                         Correspondent Agreement


Barnett Bank of West Florida

By: /s/ Yolanda M. Smithee
   --------------------------
        Yolanda M. Smithee
- -----------------------------
(Print Name)

Title:  Senior Vice President
      -----------------------

                                                         Correspondent Agreement


Barnett Bank of Southeast Georgia, N.A.

By: /s/ Brian Sheesley
   --------------------------
        Brian Sheesley
- -----------------------------
(Print Name)

Title:  V.P. Regional Manager
      -----------------------

                                                         Correspondent Agreement


Barnett Bank of Southwest Georgia

By: /s/ Gary Peacock, Jr.
   ------------------------
        Gary Peacock, Jr.
- ---------------------------
(Print Name)

Title:  President/CEO
      ---------------------

                                                         Correspondent Agreement


Community Bank of the Islands

By: /s/ Lyman Frank
   ------------------------
        Lyman Frank
- ---------------------------
(Print Name)

Title:  President
      ---------------------

AMENDMENT TO CORRESPONDENT AGREEMENT


[HOMESIDE LENDING, INC. LOGO]


             EXHIBIT A TO THE CORRESPONDENT LOAN PURCHASE AGREEMENTI

                                  AMENDMENT TO
                      CORRESPONDENT LOAN PURCHASE AGREEMENT


This Amendment to the Correspondent Loan Purchase Agreement (the "Amendment") is dated as of the 16th day of May, 1996 by and between HomeSide lending, Inc. (the "Purchaser") and the Seller, as defined in the Correspondent Loan Purchase Agreement.

                                    RECITALS.

1. Barnett Banks, Inc. ("BBI") and HomeSide, Inc., formerly known as GrantAmerica, Inc., became parties (the "Parties") to a Stock Purchase Agreement on March 4, 1996. Capitalized terms not defined herein are as defined in the Stock Purchase Agreement.

2. Pursuant to the terms of the Stock Purchase Agreement, the Parties agreed to the Operating Agreement Significant Terms (the "Term Sheet"), which contemplates that BBI will enter into an Operating Agreement (the "Operating Agreement") with HomeSide Lending, Inc. on the Closing Date, now scheduled for May 31, 1996.

3. The Stock Purchase Agreement and the Term Sheet also provide that the Purchaser and the Seller shall enter into a Correspondent Loan Purchase Agreement (the "Correspondent Agreement") on the Closing Date, in the form to which this Amendment is attached, except as modified by the Term Sheet.

4. The Purchaser and the Seller have now agreed that it would be mutually beneficial if the Seller began to lock-in mortgage loan rates with the Purchaser prior to the Closing Date, thereby establishing a correspondent relationship at an earlier date.

6. Therefore, the Purchaser and the Seller desire to enter into the Correspondent Agreement, as amended below, on the date of this Amendment and prior to the Closing Date.

IN CONSIDERATION of the mutual promises made in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Purchaser and the Seller agree as follows:

1. TERM SHEET.

From the date of this Amendment to the Closing Date, the following shall apply:

To the extent that the applicable terms of the Term Sheet are inconsistent with the terms of the Correspondent Agreement, the terms of the Term Sheet shall control.


- -1-

AMENDMENT TO CORRESPONDENT AGREEMENT


2. CHANGES TO THE TERM SHEET AND OTHER RELATED CHANGES.

2.1. CHANGES TO THE TERM SHEET. In connection with the Correspondent Agreement, the Seller and the Purchaser agree that the Term Sheet shall be amended as follows:

     (a) PRICING: The first sentence of paragraph 1 of Section II of the Term Sheet shall be replaced by the following language: "New BMC will receive the higher of either the most favorable Newco pricing offered to correspondents or Newco's pricing as determined by the screen price/dealer price determined each morning, based on the delivery month for the appropriate lock term."

     (b) ANNEX F. The Purchaser and the Seller have agreed that Annex F to the Term Sheet shall be changed as follows:

          - SHIPPING SUBMISSION CHECKLIST. The Shipping Submission Checklist attached as SCHEDULE 1 replaces Exhibits A and B to the Correspondent Operations Manual.

          - SECONDARY MARKETING. The daily sequential operating activities and events shall be as described in the attached SCHEDULE 2.

          - LEGAL REVIEW. The Purchaser shall perform an extensive legal review prior to funding a mortgage loan.

     (c) WAREHOUSE MANAGEMENT. The last sentence to paragraph 3 to Section VI of the Term Sheet shall be deleted and replaced with the following language:
     "New BMC shall bear the risk of loss for any difference between the loan closing price and the market price, based on a mark to market."

     (d) PIPELINE MANAGEMENT. Paragraph 3 to Section VII of the Term Sheet shall be deleted and replaced with the following language: "Loans rate locked with an entity other than Newco will be delivered to such entity by Newco upon the closing of such rate locked loans in accordance with the terms of the related purchase agreement between New BMC and such entity. Prior to such delivery, Newco will purchase the loans from New BMC on a servicing released basis and deliver such loans to such entity, with Newco retaining such servicing after such delivery, if permitted under the terms of the agreement between New BMC and such entity."

     (e) PENALTIES. The final sentence of Section XIII of the Term Sheet should be revised as follows: "Failure to notify Newco regarding loans which will not meet their buyprice expiration date as described above will result in Newco's right to refuse to purchase such loans in the event such loans cannot be promptly marked to market and sold to an available investor by Newco."

2.2. OTHER CHANGES. In connection with the Correspondent Agreement, the Seller and the Purchaser agree to the following additional terms:

     (a) ADDENDUM TO NEWCO (HOMESIDE) BUYPRICE POLICIES I & II. The Buyprice Policies I and II attached hereto as SCHEDULE 3 shall govern buyprice policies. Furthermore, the Seller and the Purchaser acknowledge that the Buyprice Policies I and II must be amended as of the effective date of this Amendment in order to facilitate the correspondent arrangement. Therefore, the Purchaser and the Seller agree that the Buyprice Policies I and II are hereby modified as provided in the "Addendum to Newco Buy Price Policies I & II", which Addendum is included


- -2-

AMENDMENT TO CORRESPONDENT AGREEMENT


     within SCHEDULE 3. The Seller and the Purchaser also agree that the last sentence in the Addendum shall be deleted and replaced with the following language: "Newco agreed to allow Green to have delegated underwriting authority on all agency loans including jumbo loans up to $1,000,000. The only exception to the above policy occurs when a particular investor will not allow Newco to underwrite loans on a delegated basis."

     (b) ADDENDUM TO NEWCO (HOMESIDE) CORRESPONDENT OPERATIONS MANUAL. The Seller and the Purchaser acknowledge that the Correspondent Operations Manual must be amended as of the effective date of this Amendment in order to facilitate the correspondent arrangement. Therefore, the Purchaser and the Seller agree that the Correspondent Operations Manual is hereby modified as provided in the attached SCHEDULE 4.

3. CHANGES TO CORRESPONDENT AGREEMENT.

The Seller and the Purchaser agree that the Correspondent Agreement shall be amended as follows:

     (a) DELIVERY OF DOCUMENTS. The words "one hundred and twenty (120) days" shall be changed to "one hundred and eighty (180) days" in the second, third and fourth paragraphs of Section 4 of the Correspondent Agreement.

     (b) CONSTRUCTION LOANS. The following language shall be added to the end of the second, third and fourth paragraphs of Section 4 of the Correspondent
     Agreement: "Regarding construction-permanent loans, Seller shall have the lesser of one hundred and eighty (180) days from the funding of the permanent loan or such time period as may be designated by HomeSide's investor in which to do all acts necessary to perfect title to the mortgage in Purchaser's name, and shall sell, assign and deliver on a flow basis to Purchaser the required supporting documentation and photocopies as set forth in the Correspondent Operations Manual or Purchase Commitment Letter, all subject to the approval of Purchaser as to the proper form and substance."

     (c) LATE DOCUMENTS CAUSED BY AGENCY OR RECORDING OFFICE. The following language shall be added to the end of the second, third and fourth paragraphs of Section 4 of the Correspondent Agreement (immediately following the construction loan language described above): "The Seller shall not be in breach of the one hundred and eighty (180) day requirement described above if the Seller's failure to comply with such time period is caused by an Agency or recording office and the Seller promptly furnishes written documentation to the Purchaser that the Seller has performed, in a timely manner, all of its duties relating thereto; provided, however, in any event, a breach shall be deemed to have occurred if the required documentation has not been delivered to the Purchaser within three hundred sixty (360) days. Notwithstanding the foregoing, the Purchaser may, in its reasonable discretion and on a case by case basis, review New York and Hawaii loans which exceed the three hundred sixty (360) day requirement and grant an extension to such requirement. "

     (d) WITHHOLDING SRPS. The following new paragraph shall be added to the end of the last paragraph of Section 4 of this Agreement: "The Seller shall not be in breach of the two hundred and seventy (270) day requirement described above if the Seller's failure to comply with such time period is caused by an Agency or recording office and the Seller promptly furnishes written documentation to the Purchaser that the Seller has performed, in a timely manner, all of its duties relating thereto; provided, however, in any event, a breach shall be deemed to have occurred if the required documentation has not been delivered to the Purchaser within three


- -3-

AMENDMENT TO CORRESPONDENT AGREEMENT


     hundred sixty (360) days. Notwithstanding the foregoing, the Purchaser may, in its reasonable discretion and on a case by case basis, review New York and Hawaii loans which exceed the three hundred sixty (360) day requirement and grant an extension to such requirement. "

     (e) REIMBURSING PURCHASER'S LETTER OF CREDIT COSTS. The following language shall be added to the end of the fifth paragraph of Section 4 of the Correspondent Agreement: "The Seller shall reimburse a portion of the Purchaser's costs for each letter of credit, based on the amount of the Seller's deficient loans. The calculation of such Seller reimbursement shall be reasonably agreed to by the Seller and the Purchaser and shall reflect applicable agency letter of credit requirements in effect from time to time."

4. OPERATING AGREEMENT.

From the Closing Date to the date on which the Operating Agreement terminates or expires, the following shall apply:

To the extent that the applicable terms of the Operating Agreement are inconsistent with the terms of the Correspondent Agreement, the terms of the Operating Agreement shall control.

5. TERMINATION IF CLOSING DOES NOT OCCUR.

Notwithstanding anything to the contrary in this Amendment or the Term Sheet, if the Closing does not occur, the termination provisions in the Correspondent Agreement shall control.

6. ALL OTHER TERMS REMAIN THE SAME.

Except as provided above, all terms of the Correspondent Agreement remain the same.

7. MISCELLANEOUS.

This Amendment shall be construed under and governed by the laws of the State of Florida. Section headings are intended only to assist in the organization of this Amendment and do not in any way limit or otherwise define the rights and liabilities of the parties.



- -4-

                                   SCHEDULE 1

                          BARNETT MORTGAGE CORPORATION
                         SHIPPING SUBMISSION CHECKLIST

Loan #____________________________     Mortgagor:_______________________________

THESE DOCUMENTS ARE REQUIRED FOR FUNDING AND SET-UP
================================================================================
___ORIGINAL NOTE +1 Copy (properly endorsed and any applicable addendums).

___SECURITY DEED w/Legal Description - True and certified copy with (conforming signatures acceptable) all applicable riders + 1 Copy.

___INTERVENING ASSIGNMENT(S) True and certified + 1 Copy.

___HAZARD INSURANCE POLICY OR BINDER and request for endorsement changing mortgagee.*

___FLOOD APPLICATION and request for endorsement changing mortgagee.*

___ORIGINAL HUD-I Settlement Statement.

___FIRST PAYMENT LETTER indicating payment breakdown.**

___TAX INFORMATION SHEET

___TITLE BINDER/COMMITMENT OR POLICY.

___LIFE OF LOAN FLOOD CERTIFICATE.

___PMI CERTIFICATE                                 (Conventional Only).

___BUYDOWN AGREEMENT (if applicable).

___MORTGAGE RECORD CHANGE (FHA only).

___POWER OF ATTORNEY + 2 Copies (must be specific for transaction). (If applicable).

___TYPED APPLICATION (Conventional 1003/FHA 92900/VA 26-1802).

___FNMA 1008 w/Underwriting Approval Sheet including conditions (Conventional
   Only). Original + 1 Copy.

___6100 A (Conventional Only) Original + 1 Copy.

___HMDA Form (Government Only) Original + 1 Copy.

___APPRAISAL with photos.

___PROJECT APPROVAL (FNMA Form 1028 or Condo/PUD Warranty Letter-if applicable).

 * Loan will not be pended if document is omitted if all data needed for set up is provided.

** Loan will not be pended if document is omitted.

IN ADDITION TO THE DOCUMENTS LISTED ABOVE, ALL CREDIT DOCUMENTS USED TO PROCESS, CLOSE, AND UNDERWRITE MUST BE INCLUDED IN THE LOAN FILE.

        (Replaces Exhibit A and B of HomeSide Lending, Inc. Correspondent
                               Operations Manual)

                                   SCHEDULE 2

Listed below is the recommended approach to be taken by both HomeSide Lending and Barnett Mortgage to facilitate the pipeline and the AOT process.

- -        All loans which are not currently price committed to BMC as of 5/15
         (floaters and new applications) will be manually locked in with HLI between 5/16 and 5/31. After 5/31, the "high speed lock" will be used if available.

                  Update:

                  Effective 5/16, the BMC long and short position for loans locked in with HLI will be considered frozen. This position will be managed on a go forward basis by HomeSide Lending.

                  Loans locked, closed and delivered by BMC to HLI from 5/16-5/24, will be funded via Legal Review. In order to avoid duplicate funding, between 5/25-6/2, HLI will cease funding UNTIL 5/31 AT WHICH TIME THESE LOANS WILL BE FUNDED AT CLOSING THRU THE ACQUISITION OF THE BALANCE SHEET. For all loans funded thru Legal Review between 5/16-5/24, HLI will fax the Purchase Advice form to Bob Ventrone. After 5/28, HLI will use the automated Funding Spreadsheet to facilitate this process.

                  Please see the attached memos regarding procedures for the manual lock-in process, warehouse transfer and assignment of trades.

- -        BMC will cease the allocation process on 5/20.

- -        BMC will cease all loan deliveries on 5/24.

- -        All unfilled trades will be assigned from BMC to HLI on or before 5/31.

                  Update

                  BMC will deactivate their lock-in system at 12 noon on 5/31/96,' in order to facilitate the transfer process. The BMC pipeline will be manually keyed into HLI's system the night of 5/31 and up to 1 pm on 6/1.

                  HLI and BMC will develop a warehouse transfer mechanism (manual vs. automated). (M. Garces, D. Watkins, C. Jones, B. Brendle). The BMC pipeline will automatically receive 10 extra days price protection upon transfer to HLI.

                  HLI must research the Wall Street requirements regarding BMC assigning their trades to HLI (T. Laidlaw).

- -        HLI has committed to provide personnel support to:

                  1. Manage the allocation process on trade assignments to HLI (Kyle Lawler) (Deleted)

                  2. Facilitate the manual lock in process. (Kim Callahan and Marketing Liaison staff).

                  Update

                  BMC agreed to provide HLI's Secondary Marketing Department a daily QRM file.

                  BMC will continue to use its Relock/Renegotiation policy until 5/31/96. After this date, BMC will comply with HomeSide's Buy Price Policy 1&2.

- -        As of 5/16, all loans in BMC pipeline will be assigned HLI loan numbers.

- -        Current BMC price committed loans that require a re-lock will be handled by BMC.

                  Update

                  BMC will handle price committed relocks until 5/31/96.

- -        HLI will develop a combined "Hello" - "Good-bye" letter for only those loans locked with HLI and closed with BMC between 5/16 and 5/31. (Tony Ebers). During this transition period, BMC will be responsible for all compliance issues as it relates to the proper transfer of servicing disclosures.

                  Update

                  All loans funded via Legal Review from 5/16-5/24 will receive a joint - BMC/HLI "Welcome Letter". (HLI-Post Closing Department)

- -        HLI and BMC will develop a manual lock-in process. (Mark Kramer, Andre
         Brooks and Brenda Brendle).

- -        BMC and HLI will research and develop the most efficient HMDA/GSE data transmission to HLI. (Mark Garces, Loren Stivers, Charlotte Jones).

                  NOTE: The resolution of this issue is critical to the success of the transition plan.

- -        BMC will be evaluating their trading and hedging model for segregation of loans on the Banc Plus system. (Mark Garces, Loren Stivers).

- -        BMC will need to provide HLI with sufficient space for the transition support team during this manual process.

- -        BMC portfolio loan process will continue under existing procedures at
         BMC until the 6/3 transfer to HLI.

                  Update

                  HLI will determine if the individual Barnett Banks need to sign separate agreements governing portfolio loans. (addressed in the Servicing Agreement),

- -        BMC employees being transferred to HLI will report to HLI on 6/3, excluding select shipping staff that will need to remain at BMC to deliver off of the Banc Plus system.

- -        HLI will be responsible for developing the working document outlining the specific procedures for each company as it relates to the successful execution of the transition plan. (Debbie Watkins).

                  NOTE: BMC will be given an opportunity to review this document for comment prior to implementation.

We will be providing a copy of these minutes to Linda Henley and the above referenced BMC-HLI attendees to insure that all pertinent issues have been covered.

                                   SCHEDULE 3

                             HomeSide Lending, Inc.

                                     [LOGO]

                               "Preferred Seller"

                               Secondary Marketing
                              Buy Price Policy - 1


                                 Branch Lending
                                     Retail

                                   May 1, 1996

                                TABLE OF CONTENTS
INTRODUCTION

POLICY AND PROCEDURE

100 GENERAL                                                                    4

200 CLOSED AND BACK POLICY                                                     5

    201.       Late Deliveries ..............................................  5

300 PRICING AND LOCK-INS                                                       5

    301.       Pricing ......................................................  6
               1. Price/Rate Posting.
               2. Price/Rate Distribution.
               3. Premium Pricing.
               4. Price Changes.

    302.       Lock Procedures ..............................................  6
               1. New Registrations.
               2. New Applications.
               3. Floating Locks.

    303.       Lock Terms and Programs ......................................  8
               1. Standard Locks
               2. Extended Locks.
               3. Rate Cap Float Program.
               4. Shoppers Lock-In.
               5. Buyers Choice Float-Down Protection.)

400 RELOCKS                                                                   10

    401.       Relock Options ..............................................  11

    402.       Refinance Relock Options ....................................  11

    403.       Calculating the New Rate Discount ...........................  11
               1. Improving Market.
               2. Declining Market.
               3. Extended Locks.
               4. Relocks on Rates No Longer Offered.
               5. Change in Rate, Term or Program.

    404.       Expired or Canceled Locks ...................................  12

    405.       Change in Property ..........................................  12

    406.       Renegotiation Requests ......................................  12

500 SPECIAL CONVENTIONAL PRODUCTS                                             12

600 LOCK-IN FEES                                                              13

                                   OBJECTIVE

         It is HomeSide Lending's policy to offer competitive prices, price lock periods, and loan programs. This policy will ensure that all products originated will be secondary marketable at prices which minimize market risk and loss to the company while maintaining a competitive market presence.

         It is the responsibility of HomeSide Lending's Secondary Marketing Department in Jacksonville to post prices and lock terms each business day. It is the responsibility of the Preferred Seller to provide HomeSide Lending's Secondary Marketing with the information necessary to make hedging decisions.

         The Residential Loan Inventory Control System (RLIC) was designed to provide HomeSide Lending with up-to-date pipeline information. All loan data keyed into RLIC throughout the day is extracted and fed into HomeSide Lending's hedging model. All pricing information including loan amounts, loan types, price lock periods, rate and buy price combinations, and etc. is used by HomeSide Lending to determine the best delivery to the secondary market.

                                     POLICY

100 General

         The lock-in policy of HomeSide Lending is designed under a "dual pricing" concept. Under this concept there are two basic prices for every loan application (and subsequent loan closing).

         The first price is the "buy price". This is the price at which HomeSide Lending will buy a loan from the Preferred Seller. The buy price is established by HomeSide Lending Marketing based upon current market conditions and available commitments and is subject to change at any time. Once locked-in, the buy price is guaranteed for the lock-in term.

         The second price is the "closing price". This is the price the Preferred Seller quotes (commits) to their customer, and this is the price at which the loan will close.

         Rates and discounts for all loan programs are quoted daily. No rates other than those quoted may be given without the express consent of the HomeSide

         Lending's Secondary Marketing Department. Requests must be placed through HomeSide Lending's Marketing Liaison Staff.

         HomeSide Lending's Secondary Marketing will honor lock ins on all loans which conform to program guidelines. Loans which are outside of published guidelines require an exception per published policy prior to lock in. The Preferred Seller should contact Secondary Marketing to obtain a waiver for individual loans which do not conform to program guidelines. HomeSide Lending's program manual, with periodic updates, should be used to determine if a loan conforms to HomeSide Lending product parameters.

200 Closed and Back Policy

         HomeSide Lending offers a variety of lock-in periods for price committed applications. All the price protected applications must be closed and the closing package returned to HomeSide Lending by the expiration date of the buy price. In addition, the loan must be in complete, correct and fundable form per HomeSide Lending guidelines. In the event a loan is delivered and not in fundable form per HomeSide Lending guidelines the following actions will be taken to cover HomeSide Lending's costs:

201.     Late Deliveries

                  Complete loans (including the original note, and completed HMDA/GSE documentation) must be delivered on or before HomeSide Lending's buyprice expiration date. "Preferred Seller" shall notify HomeSide Lending of any mortgage loans which will not meet such expiration date. Upon such notification, either telephonically or through delivery and notation in the closed loan file, HomeSide Lending will grant "Preferred Seller" a fifteen (15)-day extension from the buyprice expiration date for the cost of the roll, as indicated on Knight-Ridder, rounded to the nearest one-eighth of one percent (0.125%). An additional fifteen (15)-day extension will be granted for one-half of one percent (0.50%). After thirty (30) days, the mortgage loans will be marked-to-market at the time they are eligible for funding. Failure to notify HomeSide Lending regarding mortgage loans which will not meet their buyprice expiration date as described above will result in such mortgage loans being marked-to-market. A late delivery will require a renegotiation per standard policy. (See page 9, Section V.C Relock, Calculating the New Rate and Discount.)

                  NOTE: It is "Preferred Seller's" responsibility to relock the loan prior to buyprice expiration date.

300 Pricing and Lock-Ins

         All loans will have four options available for lock in: (1) at time of application for 15, 30, 45, or 70 days (or as specified on the daily rate sheet), (2) at the time of application for extended rate protection, (3) at the time of application rate cap protection, or float-down protection may be purchased, or (4) register as a float and lock in at a later date under any currently available program. The loan may be locked in at any time during the processing of the loan; however, the loan must be locked in prior to closing.

301      Pricing

                  1.       Price/Rate Posting.

                  HomeSide Lending Secondary Marketing posts rates NOT LATER THAN 10:30 AM Eastern Time (ET) each business day. Rates will be good from 10:30 AM (ET) each business day until 8:30 AM
                  (ET) the next business day, unless an Emergency Price Change occurs. New applications not locked by 8:30 AM (ET), the next business day, are subject to rates in effect at 10:30 AM (ET).

                  2.       Price/Rate Distribution.

                  Rates will be distributed via fax as soon as they are available.

                  3.       Premium Pricing.

                  HomeSide Lending Marketing Liaison may offer par plus pricing (negative fee pricing), wherein marketing fees are exchanged for a higher interest rate. Normally, the highest price posted will be 103.00. The premium may be used to cover any charges normally absorbed by the seller or borrower subject to individual product guidelines. The premium may not be paid as cash out or cash back to the borrower.

                  4.       Price Changes.

                  HomeSide Lending, in its sole discretion, may institute Emergency Price Changes or other Intraday Price Changes when the market and prudent practices so require.

302      Lock Procedures

                  It is the Preferred Seller and HomeSide Lending's intent to receive lock-in information via an interface with the Preferred Seller's Lock-in system to our system once programming has been completed.

                  1.       Registering or Price Committing Loans.

                  Fax
                  If the Preferred Seller desires to lock in loans via fax they must use the Lock in form provided by HomeSide Lending (attached) and fax to the following number:

                  800-571-5861

                  This form must be completed in order for the "Preferred Seller" to receive the correct rate and price. HomeSide Lending will notify the Preferred Seller regarding incomplete forms.

                  Telephone
                  If the Preferred Seller desires to lock in loans via telephone they must call HomeSide Lending's Marketing Liaison Call
                  Center:

                  904-281-7899

                  Please include the following information when using the telephone:
                  -        Borrowers name,
                  -        Loan amount,
                  -        interest rate,
                  -        Number of days to be locked,
                  -        Loan program,
                  -        Loan type,
                  -        Property type,
                  -        Purchase or refinance,
                  -        Property address,
                  -        Application date, and
                  -        The "Preferred Seller's" code.

                  Confirmations
                  HomeSide Lending Marketing will forward all confirmations to the "Preferred Seller" via fax within 24 hours of receiving Lockins to allow the "Preferred Seller" to review the loan number and buy price information for accuracy.

                  NOTE: Please make sure you provide complete Lockin information whether using the fax machine or telephone.

                  2.       New Applications.

                  New Applications are defined as those taken by Preferred Seller since the last regular 10:30 a.m. price posting or any immediately preceding an Emergency Price Change. Any other applications are considered floating, regardless of whether or not they had been previously registered as floating. New Applications may be locked in at any time between the hours of 10:30 AM (ET) and 8:30 AM (ET), the next business day.

                  a. HomeSide encourages that loans be locked in at the time of application. However, "Preferred Seller" will have until 8:30 AM (ET) on the next business day from the date of application to lock in the loan. Prices posted by HomeSide each day will remain in effect until 8:30 AM (ET) the next Business Day unless an Emergency or Intraday Price Change occurs.

                  b. In the event of an Emergency Price Change, "Preferred Seller's" retail origination channel will have a one
                           (1)-hour window to lock in mortgage loans with the "Preferred Seller" under the previously existing rate bulletin. The one (1)-hour window begins from the time HomeSide Lending notifies the person designated by "Preferred Seller" of a price change. The one
                           (1)-hour window shall apply only to new mortgage loans. The "Preferred Seller" will have an additional one (1)-hour window to lock in mortgage loans with HomeSide Lending.

                  c. These new applications may be registered with HomeSide Lending under the previously posted price from the time "Preferred Seller" is notified. The two
                           (2)-hour window (one (1)-hour for loans to be locked with the "Preferred Seller" and an additional one
                           (1)-hour to lock loans with HomeSide Lending) begins from the time the first attempt is made at notification. HomeSide Lending, Inc. may require that a copy of any new application locked-in during the two hour period be transmitted to Jacksonville for verification. The copy, if required, will be sent by facsimile if available, or overnight mail. Floating rate mortgage loan applications will remain subject to market rate risk and immediate rate/price changes.

                           NOTE: The two (2)-hour window is provided by HomeSide Lending to allow the "Preferred Seller" to lock in rates and prices on new mortgage loans which have been committed to it's customers.

                  d. In the event of an intraday price change which is not an "Emergency Price Change", registrations will not be processed during the "blackout" period which normally lasts approximately 15 minutes in order to update rates and/or prices. New registrations will receive the new rate in effect after the price change.

                  e. In the event of a Intraday Price Change which is not an "Emergency Price Change" by HomeSide Lending, "Preferred Seller's" Retail origination channel will be able to either lock in New Applications at the original posted price per the above policy. If the Intraday Price Change results in an improvement in pricing, "Preferred Seller" may take advantage of the improvement. For the purpose of overnight price protection, the better of the original price or the last price posted by HomeSide Lending each Business Day may be used to lock in loans until 8:30 AM (ET) the next Business Day, per the above policy.

                  3.       Floating Locks.

                  Floating Rate Applications must be registered without a buy price expiration date.

                  a. Floating rate application may choose to lock at a later date, in which case the borrower is subject to the rate and buy price in effect at that time.

                  b. Rates on loans which have previously been registered as float to lock will be good from 10:30 AM (ET) each business day until 10:00 PM (local time), unless an emergency price change occurs.

                  c. In the event of an emergency price change, the new price shall be effective immediately with respect to all floating rate applications and any new applications not already taken.

                  d. Prior to receiving a fixed price commitment, floating rate applications have no protection as to rate or price.

                  NOTE: Once a floating loan has been registered with HomeSide Lending, the loan number provided by HomeSide Lending must be used when the loan is eventually committed with a specific rate and price.

303      Lock Terms and Programs

                  1.       Standard Locks.

                  The lock-in periods for all loan programs are 15, 30, 45 or 70 calendar days without the payment of a fee. These time periods include the delivery of a complete, correct and HomeSide Lending fundable form closing package.

                  NOTE: A 70 day lock will be accepted on a new refinance application without an up front fee, however HomeSide Lending reserves the option to assess a .50% non-refundable, applicable commitment fee during heavy refinance periods. HomeSide Lending will notify the Preferred Seller regarding implementation of this policy.

                  2.       Extended Locks.

                  90 and 120 day rate lock protection is available for purchase transactions on all programs. A non-refundable up front fee of 1% is required to guarantee the commitment terms and will be credited toward the purchase price at the time of loan funding. The up front fee must be received by HomeSide Lending within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, the loan will be canceled from the system. Fees on declined loans will be refunded to the borrower.

                  3.       Rate Cap Float Program.

                  This program is designed to protect a borrower's interest rate risk and qualifications during new construction. Loan officers should contact HomeSide Lending's Marketing Liaison to determine which programs are eligible for Rate Cap Protection.

                  a. The lock-in period is 180 days (closed and back) and the rate cap will be .50% in rate above the then current 70 day rate and price for the selected program on the day of application. This rate and price becomes the "Index Rate" for the program and is restricted to rates with buy prices of 99.00 and higher. The expiration date will be 180 days.

                  b. Anytime between 180 days and 5 days prior to the original Buy Price Expiration Date, the borrower may exercise the lock option by locking the loan under any of HomeSide Lending's standard or extended lock terms using any currently quoted rate and price. If the option is exercised, the expiration date will either remain at the original 180 day expiration date, or the expiration date of the newly elected lock term, whichever is sooner. Additional fees for extended rate protection will be waived if the borrower locks the loan under a new program without exercising the option.

                  c. A non-refundable up front fee of 1.00% is required to guarantee the commitment terms .50% of the up front fee is fully applicable toward the borrowers closing costs. The cost for the option is .50% discount point up front, which is due and payable to the HomeSide Lending's Secondary Marketing Department to help cover the cost of providing this program. The up front fee must be received by HomeSide Lending within seven (7) calendar days from the loan registration date. HomeSide Lending Marketing Liaison Staff will monitor the receipt of the funds. If the fee is not received within the seven (7) days, the loan will be canceled from the system. Fees on declined loans will be refunded to the borrower.

                  4.       Shoppers Lock-In.

                  This program allows the borrower to lock-in an interest rate for 70 days closed and back without a property. From the time of the original lock-in, the Preferred Seller has 30 days to contact HomeSide Lending Marketing with a property address (the remainder of the lock period will be used for processing, closing and delivery to HomeSide Lending). If a property address is not obtained within 30 days, the rate lock expires.

                  5.       Buyers Choice (Float-Down Protection).

                  This program allows the borrower to lock-in an interest rate and purchase a one time option to float down to a better rate prior to closing.

                  a. The borrower may chose either a 45, or 70 day lock term to set the initial interest rate and buy price of the option.

                  b. The Buyers Choice conversion from the original terms to a new price and rate may be exercised within 30 or 45 days of buyprice expiration. Once the conversion is exercised, the buy price expiration will remain at the initial expiration date or 30 days from date of conversion, whichever is sooner.

                  c. The Preferred Seller will be quoted the rate for the desired lock term (30 or 45 days). If the new rate at that time is lower than the buyer's initial locked-in rate at the same buy price, the buyer may elect the lower rate.

                  d. This option can only be exercised one time to take advantage of the lower rate. The cost for the option is .50% discount point up front. The up front fee is non-applicable and non-refundable if the borrower exercises his option to float down. The up front fee must be received by HLI within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, HLI retains the right to cancel the loan from the system. By accepting the terms of the lock, the Preferred Seller agrees to remit the fee to HLI. HLI retains the right to deduct uncollected fees from a future loan funding and/or inactivate the Preferred Seller. Fees on declined loans will be refunded if proper underwriting documentation is provided to HLI.

                  e. If the borrower does not exercise the option and closes under the original lock terms, the .50% fee will be refunded by separate check after loan funding.

                  f. The Buyers Choice can be combined with Standard lock, or the Shoppers lock programs.

                  g. The HLI interest Rate Float Down Agreement (disclosure) is a required document in all Buyers Choice loan files.

                  h. If the Preferred Seller wishes to extend the date of the original lock term, the right to float down is forfeit. The loan will be subject to relock policy. An additional float down protection may be purchased.

400 RELOCKS

         A loan has been relocked when the Lock Expiration Date field on RLIC has been changed to reflect the new Lock Expiration Date. Only loans locked under the Standard and Extended Rate Lock programs are eligible to be relocked under this policy.

401      Relock Options - Prior to Expiration

                  When a purchase application lock-in is within 10 days of its closed and back buy price expiration date, it may be relocked for additional days. The cumulative number of consecutive locks cannot exceed 125 days. If a loan has received 125 days of cumulative lock ins, the loan will not be given another lock in until it is ready to close. HomeSide Lending's Marketing Liaison Officer must be contacted to obtain a price and the term of the lock will allow only sufficient time for preparation of the closing package, closing, and return of the closed loan package to HLI. Relocks may be locked only between 10:30 AM (ET) and 4:45 PM (ET), subject to existing prices at the time of lock-in.

402      Refinance Relock Options - Prior to Expiration

                  When a refinance lock-in is within 10 days of its closed and back expiration date, it can be relocked for a maximum additional 15 days. All lock periods include time for the recission period on refinance loans. If additional days are required to meet recission, the loan must be relocked according to policy.

403      Calculating the New Rate and Discount - Prior to Expiration

                  1.       Improving Market.

                  At the time of relock request, if the market has improved for the same lock period, the relock rate and buy price will remain the same as the immediately preceding lock-in.

                  2.       Declining Market.

                  The new rate and buy price will be the rate and buy price that was in effect on the date of the previous lock-in or the currently offered rate and buy price for the original lock term, whichever is worse.

                  3.       Extended Locks.

                  Loans originally locked under an extended rate lock program will use the above policy and extend to a maximum of 30 days.

                  4.       Relocking a Rate No Longer Offered.

                  When the market has changed such that the previously locked-in rate is no longer currently offered, relocks at the old rate with a new buy price will be considered by the HomeSide Lending Marketing Liaison Officer on a case-by-case basis. HomeSide Lending, however, is under no obligation to extend a lock expiration date if a rate or program is no longer offered.

                  5.       Requests for Change in Program, Amortization or
                           Interest Rate

                  If at the time of relock, the applicant chooses to change rate, amortization period, or program, the "Preferred Seller" must notify HomeSide Lending's Marketing Liaison Officer to receive the pricing for the new rate, amortization period or program desired. Provided that there is no change in program, requests for changes in amortization period or interest rate will be accepted at the rate and buy price as of the date of the previous lock-in. Changes in program will require a renegotiation per the above policy.

404      Expired or Canceled Locks

                  Locks which have expired will be treated as a relock and priced at the highest price. Loans which have been previously canceled and reactivated within 60 days will be treated as a relock. The loan should be priced at the highest price, using the initial lock, relock, and reinstatement dates in the calculation.

405      Change in Property

                  The loan number belongs to the property and not the borrower. Therefore, if a borrower changes property, the old number should be canceled off the system. The new property will be treated as a new lock.

406      Renegotiation request

                  It is HomeSide Lending's policy to have the "Preferred Seller" relock per the above policy. A customer may propose pulling the loan if HomeSide Lending does not allow him/her to renegotiate to a price more beneficial to the borrower. Occasionally it may be in the HomeSide Lending's interest to do so. Request for renegotiations will be received only between the hours of 10:30 AM and 4:45 PM ET and will be considered on a case by case basis.

500 SPECIAL CONVENTIONAL PRODUCTS

         Certain conventional loan programs (other than standard FNMA/FHLMC conforming fixed rate programs) may have differing lock-in periods and relock policies due to varying investor or HomeSide Lending requirements. These programs are normally limited in total commitment duration and volume. Due to these requirements, general policies regarding locks, relocks, repricing and floating loans may not apply. Specific guidelines may be addressed in the individual product descriptions; therefore, Sections 111 and IV will be superseded by the individual product descriptions where they differ. Under investor limited programs, floating loans have no commitment protection as to rate, discount or product availability. Additionally, due to commitment expiration dates, lock-in periods may be reduced, and/or relocks may not be granted.

600 LOCK-IN FEES

         For programs that require lock in fees please remit all payments to:

         HomeSide Lending, Inc.
         7301 BAYMEADOWS WAY
         JACKSONVILLE, FL 32256
         ATTN.: FL JAX 3B-ML

         The following criteria is required when remitting the fees:

                  -        loan number
                  -        borrower name
                  - applicable program (90/120, buyers choice, extended rate cap)

         This commitment fee must reach the HomeSide Marketing Liaison Department within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, the loan will be canceled from the system. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

                                   SCHEDULE 3

                             HOMESIDE LENDING, INC.

                                     [LOGO]

                               "Preferred Seller"

                               Secondary Marketing
                               Buy Price Policy 2


                                Wholesale Lending
                              Correspondent/Broker

                                   May 1, 1996

                                TABLE OF CONTENTS

INTRODUCTION

POLICY AND PROCEDURE

100 GENERAL                                                                    4

200 CLOSED AND BACK POLICY                                                     4

         201.     Late Deliveries .........................................    4

         202.     Incorrect Delivery ......................................    4

300 PRICING AND LOCK-INS                                                       6

         301.     Pricing .................................................    6
                  1. Price/Rate Posting.
                  2. Price/Rate Distribution.
                  3. Premium Pricing.

         302.     Lock Procedures .........................................    7
                  1. New Registrations.

         303.     Lock Terms and Programs .................................   10
                  1. Standard Locks.
                  2. Extended Locks.
                  3. Rate Cap Float Program.
                  4. Shoppers Lock-In.
                  5. Buyers Choice (Float-Down Protection.)

400 RELOCKS                                                                   13

         401.     ReLock Options ..........................................   13

         402.     Refinance Relock Options ................................   13

         403.     Calculating the New Rate Discount .......................   14
                  1. Improving Market.
                  2. Declining Market.
                  3. Extended Locks.
                  4. Relocks on Rates No Longer Offered.
                  5. Change in Rate, Term or Program.

         404.     Expired or Canceled Locks ...............................   14

         405.     Change in Property.. ....................................   15

         406.     Renegotiation Requests ..................................   15

500 SPECIAL CONVENTIONAL PRODUCTS                                             15

600 FEES                                                                      16

                                  INTRODUCTION

         It is HomeSide Lending's objective to offer competitive prices, price lock periods, and loan programs. This policy will ensure that all products originated or purchased will be secondary marketable at prices which minimize market risk and loss to the company.

         It is the responsibility of the HomeSide Lending's Secondary Marketing Department in Jacksonville to post prices and lock terms each business day. It is the responsibility of the Preferred Seller to provide HomeSide Lending's Secondary Marketing with the information necessary to make hedging decisions.

         The Residential Loan Inventory Control System (RLIC) was designed to provide HomeSide Lending with up-to-date pipeline information. All loan data keyed into RLIC throughout the day is extracted and fed into HomeSide Lending's hedging model. All pricing information including loan amounts, loan types, price lock periods, rate and buy price combinations, and etc. is used by HomeSide Lending's Marketing to determine the best delivery to the secondary market.

                                     POLICY

100 General

         The lock-in policy of HomeSide Lending is designed under a "dual pricing" concept. Under this concept there are two basic prices for every loan application (and subsequent loan closing).

         The first price is the "buy price." This is the price at which HomeSide Lending will buy a loan from the Preferred Seller. The buy price is established by HomeSide Lending marketing based upon current market conditions and available commitments and is subject to change at any time. Once locked-in, the buy price is guaranteed for the lock-in term.

         The second price is the "closing price." This is the price the Preferred Seller quotes (commits) to their customer, and this is the price at which the loan will close.

         Rates and discounts for all loan programs are quoted daily. No rates other than those quoted may be given without the express consent of the HomeSide Lending Secondary Marketing Department. Requests must be placed through HomeSide Lending Marketing Liaison Staff.

         HomeSide Lending Secondary Marketing will honor lock ins on all loans which conform to program guidelines. Loans which are outside of published guidelines require an exception per published policy prior to lock in. The Preferred Seller should contact HomeSide Lending Marketing to obtain a waiver for individual loans which do not conform to program guidelines. The HomeSide Lending program manual, with periodic updates, should be used to determine if a loan conforms to HomeSide Lending product parameters.

200 Closed and Back Policy

         HomeSide Lending offers a variety of lock-in periods for price committed applications. All the price protected applications must be closed and the closing package, with original note and HMDA/GSE documentation, delivered to HomeSide Lending before the HomeSide Lending Buy Price Expiration Date. All loans must be in complete, correct and fundable form per HomeSide Lending guidelines. If these guidelines are not met, the policies below will be followed:

201. Late Deliveries

         Complete loans (including the original note, and completed HMDA/GSE documentation) must be delivered on or before HomeSide Lending's buyprice expiration date, "Preferred Seller" shall notify HomeSide Lending of any mortgage loans which will not meet such expiration date. Upon such notification, either telephonically or through delivery and notation in the closed loan file, HomeSide Lending will grant "Preferred Seller" a fifteen (15)-day extension from the buyprice expiration date for the cost of the roll, as indicated on Knight-Ridder, rounded to the nearest one-eighth of one percent (0.125%). An additional fifteen (15)-day extension will be granted for one-half of one percent (0.50%). After thirty (30) days, the mortgage loans will be marked-to-market at the time they are eligible for funding. Failure to notify HomeSide Lending regarding mortgage loans which will not meet their buyprice expiration date as described above will result in such mortgage loans being marked-to-market. A late delivery will require a renegotiation per standard policy. (See page 9, Section V.C Relock, Calculating the New Rate and Discount.)

         NOTE: It is "Preferred Seller's" responsibility to relock the loan prior to buyprice expiration date.

202 Incorrect Delivery (problem reject loans:)

         Loans must be delivered in HomeSide Lending fundable form before the buy price expiration date. If a loan is deemed to have documentation or information deficiencies, the procedures listed below are followed:

               1. If loan file problems are corrected within the HomeSide Lending buy price expiration period (prior to expiring), no penalty is assessed.

               2. If loan file problems are not resolved within the buy price expiration period, the loan is penalized .50 and extended 15 days. This 15 day roll should be used by the Preferred Seller to resolve any outstanding problems.

               3. If loan file problems are not resolved by the NEW buy price expiration, it is penalized again .50 and extended another 15 days. In all instances of penalty, the Preferred Seller is notified immediately. Loans cannot be held longer than 30 days by HomeSide Lending. Once a loan is at HomeSide Lending for 30 days without resolution, it is returned to the Preferred Seller for correction, and a pair-off fee may be applicable.

300 Pricing and Lock-Ins

               All loans will have four options available for lock in: (1) at time of registration for 15, 30, 45, or 70 days (or as specified on the daily rate sheet), (2) at the time of registration for extended rate protection, (3) at the time of registration, rate cap protection, or float-down protection may be purchased, or (4) register as a float and lock in at a later date under any currently available program. The loan may be locked in at any time during the processing of the loan; however, the loan must be locked in prior to closing.

301 Pricing

         1. Price/Rate Posting.

         HomeSide Lending Secondary Marketing posts rates NOT LATER THAN 10:30 AM Eastern Time (ET) each business day. Rates will be good from 10:30 AM (ET) each business day until 10:00 PM local time, unless a price change occurs.

         a. On occasion, the secondary mortgage market will fluctuate such that HomeSide Lending Secondary Marketing will change prices during the day. If the secondary market has worsened, HomeSide Lending Marketing must limit the cost incurred by loans being locked at prices lower than the secondary market. If the secondary market has improved, HomeSide Lending Marketing can pass the improvement on to the Preferred Seller's customers.

         NOTE: HomeSide Lending, in its sole discretion, may institute Emergency Price Changes or other Intraday Price Changes when the market and prudent practices so require.

         2. Price/Rate Distribution.

         Rates will be distributed by the Preferred Seller as they are available via fax machine. The Preferred Seller will be responsible for distributing their daily rate bulletin to their production channels.

         3. Premium Pricing.

         HomeSide Lending Marketing Liaison may offer par plus pricing (negative fee pricing), wherein marketing fees are exchanged for a higher introit rate. Normally, the highest price posted will be 103.00. The premium may be used to cover any charges normally absorbed by the seller or borrower subject to individual product guidelines. The premium may not be paid as cash out or cash back to the borrower.

302 Lock Procedures

         1. Registering or price committing loans.

         Fax

         If the Preferred Seller desires to lock in loans via fax they must use the Lock-in form provided by HomeSide Lending and fax to the following number:

         800-571-5861

         This form must be complete in order for the Preferred Seller to receive the correct rate and price. HomeSide Lending will notify the Preferred Seller regarding incomplete forms.

         Telephone

         If the Preferred Seller desires to lock in loans via phone they must call HomeSide Lending's Marketing Liaison Call Center at:

         904-281-7899

         Operations:

         904-281-3713

         Please include the following information when using the phone.:

         -        Borrowers name,
         -        Loan amount,
         -        Interest rate,
         -        Number of days to be locked,
         -        Loan program,
         -        Loan type,
         -        Property type,
         -        Purchase or refinance,
         -        Property address,
         -        Application date, and
         -        Company ID code (Example: 5XYZ, 7XYZ).

         Confirmation

         HomeSide Lending Marketing will forward all confirmations to the Preferred Seller via fax within 24 hours of receiving Lock-ins to allow the Preferred Seller to review the loan number and buyprice information for accuracy.

         Note: Please make sure you provide complete Lock-In information whether using the fax machine or telephone.

         2. New Applications.

         New Applications are defined as those taken by Preferred Seller since the last regular 10:30 a.m. price posting or any immediately preceding an Emergency Price Change. Any other applications are considered floating, regardless of whether or not they had been previously registered as floating. New Applications may be locked in at any time between the hours of 10:30 AM (ET) and 10:00 PM local time.

         a. HomeSide Lending encourages that loans be locked in at the time of application. However, "Preferred Seller" will have until 10:00 PM Local Time. Prices posted by HomeSide each day will remain in effect until 10:00 PM Local Time unless an Emergency or Intraday Price Change occurs.

         b. In the event of an Emergency Price Change by HomeSide Lending, "Preferred Seller's" Non-Retail origination channel will be subject to the new rates and prices immediately upon notification by HomeSide Lending to the person designated by

               "Preferred Seller". "Preferred Seller" will have a one (1)-hour window to lock in mortgage loans originated through it's non-retail operations under the previously existing rate bulletin with HomeSide Lending. The one (1)-hour window begins from the time HomeSide Lending notifies the person designated by "Preferred Seller".

               NOTE: The one (1)-hour window is provided by HomeSide Lending to allow the "Preferred Seller" to lock in rates and prices on new mortgage loans which have been committed to it's customers.

         c. These new applications may be registered with HomeSide Lending under the previously posted price from the time "Preferred Seller" is notified by HomeSide Lending, Inc. (The one (1)-hour window begins from the time the first attempt is made at notification.) HomeSide Lending, Inc. may require that a copy of any new application locked-in during the grace period be transmitted to Jacksonville for verification. The copy, if required, will be sent by facsimile if available, or overnight mail. Floating rate mortgage loan applications will remain subject to market rate risk and immediate rate/price changes.

         d. In the event of an Intraday Price Change by HomeSide Lending, "Preferred Seller's" Non-Retail origination channel will be subject to the new rates and prices immediately upon notification. "Preferred Seller" will have a one (1)-hour window to lock in mortgage loans originated through it's non-retail operations under the previously existing rate bulletin with HomeSide Lending. The one (1)-hour window begins from the time HomeSide Lending notifies the person designated by "Preferred Seller" of a price change. If the Intraday Price Change results in an improvement in pricing, "Preferred Seller" may take advantage of the improvement.

               NOTE: The one (1)-hour window is provided by HomeSide Lending to allow the "Preferred Seller" to lock in rates and prices on new mortgage loans which have been committed to it's customers.

         3.    Floating Locks.

         Floating Rate Applications must be registered without a buy price expiration date.

         a. Floating rate application may choose to lock at a later date, in which case the borrower is subject to the rate and buy price in effect at that time.

         b. Rates on loans which have previously been registered as float to lock will be good from 10:30 AM (ET) each business day until 10:00 PM (local time), unless an Emergency or Intraday Price change occurs.

         c. In the event of an Emergency or Intraday Price Change by HomeSide Lending, "Preferred Seller's" Non-Retail origination channel will be subject to the new rates and prices immediately upon notification by HomeSide Lending to the person designated by "Preferred Seller". "Preferred Seller" will have a one (1)-hour window to lock in mortgage loans originated through it's non-retail operations under the previously existing rate bulletin with HomeSide Lending. The one (1)-hour window begins from the time HomeSide Lending notifies the person designated by "Preferred Seller".

               NOTE: The one (1/-hour window is provided by HomeSide Lending to allow the "Preferred Seller" to lock in rates and prices on new mortgage loans which have been committed to it's customers.

         d. In the event of an emergency price change, the new price shall be effective immediately with respect to all floating rate applications and not already lock in on "Preferred Seller's" automated system.

         e. Prior to receiving a fixed price commitment, floating rate applications have no protection as to rate or price.

               NOTE: Once a floating loan has been registered with HomeSide Lending, the loan number provided by HomeSide Lending must be used when the loan is eventually committed with a specific rate and price.

303 Lock Terms and Programs

         1. Standard Locks.

         The lock-in periods for all loan programs are 15, 30, 45 or 70 calendar days without the payment of a fee. These time periods include the delivery of a complete, correct and HomeSide Lending fundable form closing package.

         NOTE: A 70 day lock will be accepted on a new refinance application without an up front fee, however HomeSide Lending reserves the option to assess a .50% non-refundable, applicable commitment fee

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         during heavy refinance periods. HomeSide Lending will notify the
         Preferred Seller regarding implementation of this policy.

         The fee becomes due and payable at the time the loan is registered under this program. This fee will be refunded by separate check after loan funding. The up front fee must be received by HomeSide Lending within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, HomeSide Lending retains the right to cancel the loan from the system. By accepting the terms of the lock, the Preferred Seller agrees to remit the fee to HomeSide Lending. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

         2. Extended Locks.

         90 and 120 day rate lock protection is available for purchase transactions on all programs. A non-refundable up front fee of 1% is required to guarantee the commitment terms. The fee becomes due and payable at the time the loan is registered under this program. This fee will be refunded by separate check after loan funding. The up front fee must be received by HomeSide Lending within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, HomeSide Lending retains the right to cancel the loan from the system. By accepting the terms of the lock, the Preferred Seller agrees to remit the fee to HomeSide Lending. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

         3. Rate Cap Float Program.

         This program is designed to protect a borrower's interest rate risk and qualifications during new construction. The Preferred Seller should contact HomeSide Lending Marketing to determine which programs are eligible for Rate Cap Float Protection.

         a. The lock-in period is 180 days (closed and back) and the rate cap will be .50% in rate above the then current 70 day rate and price for the selected program on the day of registration. This rate and price becomes the "Index Rate" for the program and is restricted to rates with buy prices of 99.00 and higher. The expiration date will be 180 days.

         b. Anytime between 120 days and 5 days prior to the original Buy Price Expiration date, the Preferred Seller may exercise the lock option on behalf of the borrower by locking the loan under any of HomeSide Lending's standard or extended lock terms using any currently quoted rate and price. If the option is exercised, the expiration date will either remain at the original

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               180 day expiration date, or the expiration date of the newly elected lock term, whichever is sooner. Additional fees for extended rate protection will be waived if the Preferred Seller locks the loan under a new program without exercising the option.

         c. A non-refundable up front fee of 1.00% is required to guarantee the commitment terms. The cost for the option is .50% discount point up front, non-applicable and non-refundable. The remaining .50% will be refunded by separate check after loan funding. The up front fee must be received by HomeSide Lending within seven
               (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, HomeSide Lending retains the right to cancel the loan from the system. By accepting the terms of the lock, the Preferred Seller agrees to remit the fee to HomeSide Lending. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

         4. Shoppers Lock-In.

         This program allows the Preferred Seller to lock-in an interest rate for 70 days closed and back without a property. From the time of the original lock-in, the Preferred Seller has 30 days to contact HomeSide Lending Marketing with a property address (the remainder of the lock period will be used for processing, closing and delivery to HomeSide Lending). If a property address is not obtained within 30 days, the rate lock expires.

         5. Buyers Choice (Float-Down Protection).

         This program allows the Preferred Seller to lock-in an interest rate and purchase a one time option to float down to a better rate prior to closing.

         a. The Buyers Choice conversion from the original terms to a new price and rate may be exercised anytime after underwriting approval and within 30 days of closing. Once the conversion is exercised, the buy price expiration will remain at the initial 70 day expiration or 30 days from date of lock, whichever is sooner.

         b. This option can only be exercised one time to take advantage of the lower rate. The cost for the option is .50% discount point up front, non-applicable and non-refundable. The up front fee must be received by HomeSide Lending within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, HomeSide Lending retains

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               the right to cancel the loan from the system. By accepting the terms of the lock, the correspondent agrees to remit the fee to HomeSide Lending. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

         c. If the Preferred Seller does not exercise the option and closes under the originai lock terms, the .50% fee will be refunded by separate check after loan funding.

         d. The Preferred Seller will be quoted the 30 day rate. If our 30 day rate at that time is lower than the Preferred Seller's initial locked-in rate at the same buy price, the Preferred Seller may elect the lower rate.

         e. The Buyers Choice. can be combined with Standard lock, or the Shoppers lock programs.

         f. The HomeSide Lending Interest Rate Float Down Agreement (disclosure) is a required document in all Buyers Choice loan files.

400 Relocks

         A loan has been relocked when the Lock Expiration Date field on RLIC has been changed to reflect the new Lock Expiration Date. Only loans locked under the Standard and Extended Rate Lock programs are eligible to be relocked under this policy.

401 Relock Options - Prior to Expiration

         When a purchase application lock-in is within 10 days of its closed and back Buy Price Expiration Date, it may be relocked for additional days. The cumulative number of consecutive locks cannot exceed 125 days. If a loan has received 125 days of cumulative lock ins, the loan will not be given another lock in until it is ready to close. The Marketing Liaison Staff must be contacted to obtain a price and the term of the lock will allow only sufficient time for preparation of the closing package, closing, and return of the closed loan package to HomeSide Lending. Relocks may be locked only between 10:30 AM (EST) and 4:45 PM (EST), subject to existing prices at the time of lock-in.

402 Refinancie Relock Options - Prior to Expiration

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         When a refinance lock-in is within 10 days of its closed and back expiration date, it can be relocked for a maximum additional 15 days. All lock periods include time for the rescission period on refinance loans. If additional days are required to meet rescission, the loan must be relocked according to policy.

403 Calculating the New Rate and Discount - Prior to Expiration

         1. Improving Market.

         At the time of relock request, if the market has improved for the same lock period, the relock rate and buy price will remain the same as the immediately preceding lock-in.

         2. Declining Market.

         The new rate and buy price will be the rate and buy price that was in effect on the date of the previous lock-in or currently offered rate and buy price for the original lock term, whichever is worse.

         3. Extended Locks.

         Loans originally locked under an extended rate lock program will use the above policy and extend to a maximum of 30 days.

         4. Relocking a Rate No Longer Offered.

         When the market has changed such that the previously locked-in rate is no longer currently offered, relocks at the old rate with a new buy price will be considered by the HomeSide Lending Marketing on a case-by-case basis. HomeSide Lending Marketing, however, is under no obligation to extend a lock expiration date if a rate or program is no longer offered.

         5. Requests for Change in Program, Amortization or Interest Rate

         If at the time of relock, the applicant chooses to change rate, amortization period, or program, the "Preferred Seller" must notify HomeSide Lending's Marketing Liaison Officer to receive the pricing for the new rate, amortization period or program desired. Provided that there is no change in program, requests for changes in amortization period or interest rate will be accepted at the rate and buy price as of the date of the previous lock-in. Changes in program will require a renegotiation per the above policy.

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404 Expired or Canceled Locks

         Locks which have expired will be treated as a relock and priced at according to the policy in Section C above. Loans which have been previously canceled and reactivated within 60 days will be treated as a relock. The loan should be priced at the according to policy in Section C above, using the initial lock, relock, and reinstatement dates in the calculation.

405 Change in Property

         The loan number belongs to the property and not the borrower. Therefore, if a borrower changes property, the old number should be canceled off the system. The new property will be treated as a new lock.

406 Renegotiation Requests

         It is HomeSide Lending policy to have the Preferred Seller relock per the above policy. May propose pulling the loan if Marketing does not allow him/her to re negotiate to a price more beneficial to the borrower. Occasionally it may be in the Company's interest to do so. Requests for renegotiations will be received only between the hours of 10:30 AM and 4:45 PM EST and will be considered on a case by case basis.

500 Special Conventional Products

         Certain conventional loan programs (other than standard FNMA/FHLMC conforming fixed rate programs) may have differing lock-in periods and relock policies due to varying investor or HomeSide Lending's requirements. These programs are normally limited in total commitment duration and volume. Due to these requirements, general policies regarding locks, relocks, repricing and floating loans may not apply. Specific guidelines may be addressed in the individual product descriptions; therefore, Sections IV and V will be superseded by the individual product descriptions where they differ. Under investor limited programs, floating loans have no commitment protection as to rate, discount or product availability. Additionally, due to commitment expiration dates, lock-in periods may be reduced, and/or relocks may not be granted.

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600 Fees

         For programs that require lock-in fees please remit all payments to:

         HomeSide Lending, Inc.
         7301 BAYMEADOWS WAY
         JACKSONVILLE, FL 32256
         ATTN.: FL JAX 3B-ML

         The following criteria is required when remitting the fees:

              - loan number
              - borrower name
              - applicable program (90/120, buyers choice, extended rate cap)

         This commitment fee must reach HomeSide Lending's Marketing Liaison staff within seven (7) calendar days from the loan registration date. If the fee is not received within the seven (7) days, the loan will be canceled from the system. Fees on declined loans may be waived if proper underwriting documentation is provided to HomeSide Lending.

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